LEASE MODIFICATION #4

THIS LEASE MODIFICATION #4 (“Lease Modification #4”) is entered into as of the 20th day of April, 2017, by and between Plainsboro Associates, a New Jersey general partnership (“Landlord”), and Integra LifeSciences Corporation, a Delaware corporation (“Tenant”). The following statements are a material part of Lease Modification #4:

WITNESSETH:

WHEREAS, American Biomaterials Corporation, a Virginia corporation, (“ABC”), entered into a Lease Agreement dated April 16, 1985 which was subsequently modified and amended pursuant to the Consent Order Approving Settlement dated October 14, 1988, entered in the United States Bankruptcy Court for the District of New Jersey (the “Consent Order”) (together with the Lease Agreement, the “ABC Lease”) as tenant therein, with Landlord covering approximately 10,020 square feet of space at the address of 105 Morgan Lane, Township of Plainsboro, County of Middlesex, State of New Jersey as more particularly described in Article I, Section 1.01 of said ABC Lease (“Premise A”);

WHEREAS, Helitrex, Inc., a New Jersey corporation and wholly owned subsidiary of ABC, (“Helitrex”), entered into a Lease Agreement dated October 4, 1983 which was subsequently modified and amended pursuant to Letter Amendments and/or Lease Modification Agreement dated October 4, 1983, November 2, 1983 and September 1984, and the Consent Order (collectively the “Helitrex Lease”) as tenants therein, with Landlord covering approximately 14,668 square feet of space located on Morgan Lane, Township of Plainsboro, County of Middlesex, State of New Jersey as more particularly described in Article I, Section 1.01 of said Helitrex Lease (“Premises B”);

WHEREAS, ABC assigned the ABC Lease and Helitrex assigned the Helitrex Lease to Colla-Tec, Inc., a Delaware corporation (“Colla-Tec”) pursuant to the Order Confirming the Amended Plan of Reorganization entered by the United States Bankruptcy Court on September 30, 1988, and Colla-Tec accepted said assignment and assumed ABC’s and Helitrex’s obligations thereunder arising from and after November 2, 1988 and Landlord gave its consent to such assignment (The ABC Lease and Helitrex Lease are sometimes collectively referred to as the “Leases”);

WHEREAS, on or about November 1, 1992, Colla-Tec and Landlord further amended the Leases (“Lease Modification #1”);

WHEREAS, Colla-Tec was merged into Tenant and by virtue of the merger Tenant assumed all Colla-Tec’s obligations, rights and responsibilities under the Leases and Lease Modification #1;

WHEREAS, on or about October 28, 2005, Tenant and Landlord further amended the Leases and Lease Modification #1 by entering into Lease Modification #2 (“Lease Modification #2”); and

WHEREAS, by Lease Modification #3 dated as of March 2, 2011 (“Lease Modification #3”), Landlord and Tenant amended the ABC Lease and Helitrex Lease and superceded all prior amendments and modifications to the Leases, including those set forth in Lease Amendment #1 and Lease Amendment #2; and,

WHEREAS, Landlord and Tenant desire to amend the Leases as further set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and mutual representations herein contained and those contained in the Leases and in reliance thereon, the parties intending to be legally bound hereby mutually agree as follows:

AS TO THE HELITRIX LEASE

1.Article II, Section 2.01 of the Helitrex Lease shall be modified and amended to provide that the Term of the Lease and the demise of the Demised Premises shall be extended so that the same shall now terminate at midnight on October 31, 2029.

2.Article III Section 3.01 of the Helitrex Lease shall be deemed modified to provide to add the following provision:

The Tenant shall pay to the Landlord for the period commencing on November 1, 2017 and continuing through October 31, 2029 rent in the amount of Two Million One Hundred Six Thousand Nine Hundred Three Dollars and Twelve Cents ($2,106,903.12) payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

3.Article III Section 3.02 of the Helitrex Lease shall be modified to add the following at the end of the table:

LEASE YEAR	ANNUAL	MONTHLY

26 through 37	$175,575	$14,631
(11/1/2017 to 10/31/2029)
at $11.97 per sq. foot

AS TO THE ABC LEASE

4.Article II Section 2.01 of the ABC Lease shall be modified and amended to provide that the Term of the Lease and the demise of the Demised Premises shall be extended so that the same shall now terminate at midnight on October 31, 2029.

5.Article III Section 3.01 of the ABC Lease shall be deemed modified to provide to add the following provision:

The Tenant shall pay to the Landlord for the period commencing on November 1, 2017 and continuing through October 31, 2029 rent in the amount of One Million Four Hundred Thirty-Nine Thousand Two Hundred Twenty-Seven Dollars and 80 Cents ($1,439,272.80) payable in such coin or currency of the United States of

America as at the time of Payment shall be legal tender for payment of public and private debts.

6.Article III Section 3.02 of the ABC Lease shall be modified to add the following at the end of the table:

LEASE YEAR	ANNUAL	MONTHLY

26 through 37	$119,939	$9,995
(11/1/2017 to 10/31/2029)
at $11.97 per sq. foot

AS TO BOTH THE HELITRIX AND ABC LEASES

7.Lease Modification #3, Paragraph 23(A), (B), (C) and (E) shall be deemed revoked and deleted in their entirety and the following substituted in place thereof:

The Tenant is hereby granted options to simultaneously renew both the Helitrex Lease and ABC Lease together each for additional terms of (i) five (5) years covering the period from November 1, 2029 through October 31, 2034 (“First Option”) and (ii) five (5) years covering the period from November 1, 2034 through October 31, 2039 (“Second Option”) upon the following terms and conditions:

A.
At the time of the exercise of any such option to renew and at the time of renewal, the Tenant shall not be in default in accordance with the terms and provisions of either of the Leases as amended by Lease Modification #3 and this Lease Modification #4 and shall be in possession of the Demised Premises pursuant to each such Lease.

B.
Written notice of the exercise of the First Option must be sent to the Landlord and received by the Landlord at least nine (9) months before the expiration of the previous term (i.e., notice for First Option must be given and received by January 31, 2029). Written notice of exercise of the Second Option must be sent to the Landlord and received by the Landlord at least nine (9) months before the expiration of the previous term or extended term. Such written notice by Tenant, upon receipt by the Landlord shall be irrevocable and shall bind Tenant to the terms of the Leases as amended by Lease Modification #3 and this and this Lease Modification #4 for the applicable renewal term.

The rent for the applicable renewal term shall accrue at yearly rates and shall be payable in advance on the first day of each calendar month during the applicable renewal term in installments as follows:

(i)	the Helitrex Lease

FIRST OPTION	ANNUAL	MONTHLY

Lease Year	$212,686	$17,724
38 through 42
at $14.50 per sq. foot

(ii)	the ABC Lease

FIRST OPTION	ANNUAL	MONTHLY

Lease Year	$145,290	$12,108
38 through 42
at $14.50 per sq. foot

The renewal rate for the Second Option shall be at the Fair Market Rental Rate (as such rate is defined in Paragraph 23 (D) of Lease Modification #3).

(C)    During such applicable renewal term all of the terms and conditions of each Lease, as amended by Lease Modification #3 and this Lease Modification #4, excluding basic rent, shall apply.

(E)    The rent reserved for and during each applicable renewal term shall be payable in monthly installments in the manner and to the extent set forth in each Lease as amended by Lease Modification #3 and this Lease Modification #4.

8.This Lease Modification #4 amends the Leases as amended by Lease Modification #1, Lease Modification #2, and Lease Modification #3.

9.Except as otherwise specifically provided for herein, the Leases shall continue in full force and effect and Landlord and Tenant and their successors and permitted assigns shall be and remain bound by all of the terms and conditions thereof.

Rest of page intentionally blank, signatures to follow.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other that they possess the requisite authority to enter into this transition and to sign this Agreement.

TENANT:

Integra LifeSciences Corporation

By: /s/ John Mooradian
Name: John Mooradian
Title: CVP, Global Operations

LANDLORD:

Plainsboro Associates

By: /s/ Stuart R. Alpert
Name: Stuart R. Alpert
Title: Partner